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Futomic Industries Inc.                                              DHS

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Edmonton, Alberta, Tuesday, December 9, 2004

FOR IMMEDIATE RELEASE:

                  Futomic Appoints VP of International Affairs

Futomic ~ has appointed Mr. Christopher Asimakopoulos to the position of Vice President of International Affairs.

Mr. Asimakopoulos has over 30 years of extensive business experience involved in both private and public sector companies. He brings to Futomic, a level of experience, maturity, confidence and wisdom that he has gained while working with start-up and advanced corporations.

Mr. Asimakopoulos will assist Futomic going forward on numerous fronts to establish our business plan. He is the Futomic department head, in charge as our liaison to International Governments and large corporations. As part of his duties, Mr. Asimakopoulos will introduce our Digital Human Signature ("DHS") Technology to key groups involved in their respective decision making processes.

In part, we believe that our DHS technology combined with the mounted fingerprint scanner and memory module is a new generation in personal security cards. The entire technology is self-contained, the size of a regular credit card and able to authenticate its owner. The DHS card features the ability to securely store drivers license, medical, passport, and financial information.

Our DHS technology, coupled with our management software, is sensitive to the needs of a client by allowing the sharing of secure information only on a need to know basis.

Any and all interested parties can contact Mr. Asimakopoulos either directly at
(01) 602-793-3232 or via email at chris@futomic.com to discuss commerce and
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mutual business interests.

For further information, contact Mr. Francisco Schipperheijn, CEO; Email: cisco@futomic.com, Phone-780-444-3109. Additional information is also available
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on our web site at www.futomic.com.
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FORWARD LOOKING STATEMENTS

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.